EXHIBIT 14(a)

                                  [LETTERHEAD]


                          Independent Auditors' Consent

The Board of Directors
First American Investment Funds, Inc.:

We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of First American Investment Funds, Inc. (the "Funds") of our report, dated November 8, 1996, relating to the financial statements and financial highlights of the Funds. We also consent to the references to our Firm under the headings (a) "Financial Statements" in the Registration Statement, (b) "Financial Highlights" in the prospectuses of the Funds dated January 31, 1997, which are incorporated by reference in the Registration Statement, and (c) "Custodian; Transfer Agent; Counsel; Accountants" in the statement of additional information of the Funds dated January 31, 1997, which is incorporated by reference in the Registration Statement.


                                         /s/ KPMG Peat Marwick LLP
                                         KPMG Peat Marwick LLP

Minneapolis, Minnesota
August 7, 1997